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                                     EXHIBIT 23.2


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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated June 12, 1996 and July 30, 1996 accompanying the financial statements of Integrated Network Services, Inc. as of and for the years ended December 31, 1995 and 1994, respectively, included in the current report on Form 8-K/A of VSI Enterprises, Inc. dated September 10, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


                                 /s/ Tiller, Stewart & Company, LLC


Atlanta, Georgia
December 16, 1996